Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 31, 1995, except with respect to Note 9 as to which the date is February 7, 1996, with respect to the financial statements of John Morrell & Co. included in this Form 8-K/A of Smithfield Foods, Inc. and incorporated by reference in the Registration Statements No. 33-14219, No. 33-14220, and No. 33-53024 of Smithfield Foods, Inc. filed with the Securities and Exchange Commission.



Cincinnati, Ohio                                              ERNST & YOUNG LLP



June 14, 1996






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